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                                                                     EXHIBIT 5.1

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                                            Washington, D.C.

                              File No. 029632-0000


October 20, 2004


VNUS Medical Technologies, Inc.
2200 Zanker Road, Suite F
San Jose, California 95131


     Re:  VNUS Medical Technologies, Inc.
          Registration Statement on Form S-1
          for 766,667 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

     We have acted as special counsel to VNUS Medical Technologies, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance of up to 766,667 shares (including up to 100,000 shares subject to the underwriters' over-allotment option) (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on October 20, 2004 (the "Registration Statement"), which Registration Statement incorporates by reference the contents of the registration statement on Form S-1 filed by the Company (File No. 333-117640), including the exhibits filed therewith. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (a) assumed that proceedings proposed to be taken by the pricing committee of the Board of Directors of the Company to set the sale price will be timely completed in the manner proposed, (b) assumed that the proceedings proposed to be taken by the Company in connection with the issuance and delivery of the shares will be taken in a timely manner, and (c) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

     We are opining herein as to the validity of the Shares under the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.
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VNUS MEDICAL TECHNOLOGIES, INC.
OCTOBER 20, 2004
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LATHAM & WATKINS LLP


     Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.


     We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ LATHAM & WATKINS LLP